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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in: (a) the Registration Statements on Form S-3 (No. 33-65092, No. 33-75414 and No. 33-96244) of
GranCare, Inc. and in the related Prospectuses; and (b) the Registration Statements on Form S-8 (No. 33-94994, No. 33-94908, No. 33-82078, No. 33-47843
and No. 333-05041) of GranCare, Inc., pertaining to various option, warrants, and restricted shares agreements/plans, of our report dated February 27, 1996, with respect to the consolidated financial statements and schedule of GranCare, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1995.

                                          Ernst & Young LLP

Atlanta, Georgia
December 20, 1996